                                                                    EXHIBIT 99.3

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1996 combines (1) the historical consolidated balance sheets of AirTouch and subsidiaries and CCI and subsidiaries as if the CCI Merger had been effective on that date and after giving effect to the purchase method of accounting and other merger-related adjustments described in the accompanying explanatory notes, and (2) the second phase of the AirTouch/U S WEST joint venture described in the accompanying explanatory notes ("Phase II"), assuming Phase II occurred on that date, and (A) all of the domestic cellular interests owned by each of AirTouch and U S WEST, including those subject to regulatory and other approvals, were contributed at such time to the joint venture, and (B) U S WEST did not cause the contribution of the PCS Partnership to the joint venture at such time. The unaudited Pro Forma Condensed Combined Statements of Income present the combined results of operations of (1) AirTouch and CCI as if the CCI Merger had been effective at the beginning of each period after giving effect to the purchase method of accounting and other merger-related adjustments described in the accompanying explanatory notes, and (2) Phase II of the AirTouch/U S WEST joint venture as if Phase II had been effective at the beginning of each period as described in the accompanying explanatory notes.

     The Pro Forma Condensed Combined Financial Statements and accompanying explanatory notes reflect the application of the purchase method of accounting for the CCI Merger. Under the purchase method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the effective time of the CCI Merger (the "Effective Time"). As described in the accompanying notes, estimates of the fair values of CCI and subsidiaries' assets and liabilities have been combined with recorded values of the assets and liabilities of AirTouch. However, changes to adjustments included in the Pro Forma Condensed Combined Financial Statements are expected as valuations/appraisals of assets and liabilities are completed, and additional information becomes available. Although the Company cannot ascertain what these changes would be, such changes could be material. In addition, the results of operations of CCI subsequent to March 31, 1996 will affect allocation of the purchase price. Accordingly, actual amounts will differ from those set forth in the Pro Forma Condensed Combined Financial Statements. Contingent payments, if any, associated with AirTouch's 6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996 will not affect the aggregate purchase price, since the contingency is based on changes in the volume-weighted average trading price of such preferred stock.

     The equity method of accounting was applied for Phase II of the joint venture. Despite having majority ownership, the equity method of accounting will be required for the joint venture under generally accepted accounting principles and it will not be consolidated because AirTouch will not control the joint venture. Under the joint venture agreement, AirTouch is required to obtain concurrence from U S WEST, or the Independent Member as defined in the agreement, with respect to approval of the joint venture's budgets and business plans, capital contributions in excess of certain levels, acquisition or disposition of assets with fair market value in excess of certain levels, and any distributions not contemplated in an approved budget. The equity method of accounting requires recognition of AirTouch's share of the financial condition and operating results of the AirTouch/U S WEST joint venture on one line in the Pro Forma Condensed Combined Balance Sheet and in the Pro Forma Condensed Combined Statement of Income, respectively. The contribution of net assets to the AirTouch/U S WEST joint venture will be recorded on a historical basis. The actual interests at the time of the Phase II closing or at a given point in time thereafter of AirTouch and U S WEST in the capital, income (loss) and cash flows of the joint venture will depend on a number of factors, the outcomes of which are subject to significant uncertainties and contingencies. These factors include, among other things, the timing of the actual closing of Phase II, the ability of the parties to contribute certain of their domestic cellular interests to the joint venture (and the timing of such contributions), the ability of the parties to restructure the allocation of profits and losses and the distribution of cash and property of the joint venture in the event that they are unable to contribute all of their domestic cellular interests to the joint venture at the closing of Phase II (and the manner in which any such restructuring is implemented, see discussion below), the timing of the parties' contribution of their PCS Partnership to the joint venture (and the value of the PCS Partnership at the time of such contribution), and the timing of the closing of the CCI Merger. The closing of

Phase II is conditioned upon the satisfaction of certain conditions, including the ability of AirTouch and U S WEST to contribute at least 60% of their respective domestic cellular interests to the joint venture, measured on the basis of the adjusted POPs represented by such interests and, in the case of AirTouch, excluding New Par. AirTouch anticipates that Phase II will occur in the fourth quarter of 1996 or the first quarter of 1997.

     Some of the cellular interests of AirTouch and U S WEST, including their general partner interests in Los Angeles and Seattle, respectively, are subject to consent provisions in connection with certain transactions. In addition, other partnership interests may, under certain circumstances, be subject to rights of first refusal provisions in favor of third parties. The foregoing provisions may or may not result in certain of the parties' properties not being contributed to the AirTouch/U S WEST joint venture. In addition, a limited partner in U S WEST's majority-owned Seattle system has initiated litigation challenging the arrangements between AirTouch and U S WEST as they relate to the Seattle property and the parties' joint venture. To the extent any such properties have not been contributed to the joint venture at the time of the Phase II closing, however, AirTouch and U S WEST are obligated throughout the life of the joint venture to continue to use reasonable efforts to effect to the maximum extent possible such contribution. In addition, AirTouch and U S WEST have agreed that, in the event that either is unable to contribute all of its domestic cellular interests to the joint venture, the parties, to the extent feasible (including with respect to obligations to third parties), will (for a five-year period following the Phase II closing) restructure, among other things, the allocation of profits and losses and the distribution of cash and property of the joint venture or, to the extent such a restructuring is not feasible, to otherwise implement a compensation mechanism, in each case, to provide each party with the same economic result (taking into account all tax consequences) such party would have obtained if all of the parties' domestic cellular interests had been contributed to the joint venture at the Phase II closing. AirTouch and U S WEST have not yet determined whether any such restructuring is feasible, or how any such restructuring or other compensation mechanism would be implemented.

     As a result of the uncertainties and contingencies surrounding Phase II, AirTouch cannot predict the actual interest which it will have upon the closing of Phase II in the capital, income (loss) or cash flow of the joint venture, or the degree to which its domestic cellular operations will be deconsolidated, and such interest and manner of accounting presentation could differ materially from the pro forma information presented below. AirTouch nevertheless believes it is reasonable to use the above-described assumption that all cellular properties are contributed to the joint venture in the pro forma presentation because of
(i) the continuing obligations of AirTouch and U S WEST to attempt to effect such contribution, and (ii) the fact that such an assumption reflects the most conservative expected result (i.e., full deconsolidation) for the purposes of AirTouch's financial statement reporting of all of AirTouch's domestic cellular properties.

     The Pro Forma Condensed Combined Financial Statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company or the financial position or the results of operations of the combined company that would have actually occurred had the Merger and Phase II of the AirTouch/U S WEST joint venture been in effect as of the date or for the periods presented.

     The Pro Forma Condensed Combined Financial Statements and the accompanying notes should be read in conjunction with and are qualified in their entirety by the Consolidated Financial Statements, including accompanying notes, of AirTouch and CCI included in the Annual Report on Form 10-K for the year ended December 31, 1995, as amended and the Consolidated Financial Statements of U S WEST NewVector Group included in this current report on Form 8-K, date of report
July 2, 1996.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)

                                                                                                         AIRTOUCH/     PRO FORMA
                                                  AS REPORTED                            PRO FORMA       U S WEST      CCI MERGER
                                          ----------------------------       CCI            CCI        JOINT VENTURE      AND
                                          AIRTOUCH    CCI     NEW PAR    ADJUSTMENTS      MERGER        ADJUSTMENTS     PHASE II
                                          --------   ------   --------   -----------     ---------     -------------   ----------
                                          (DOLLARS IN MILLIONS)
                                                             ASSETS
Current assets..........................  $ 417.4    $203.3   $  156.8    $    (7.0)(1)                  $  (207.0)(a)
                                                                             (101.3)(2)  $  669.2           (156.8)(c)  $  305.4
Property, plant, and equipment, net.....  1,334.9       1.9      476.7                    1,813.5           (866.5)(a)
                                                                                                            (476.7)(c)     470.3
Investments in unconsolidated wireless
  systems...............................  3,201.7     458.5                 1,507.0(1)                       941.5(a)
                                                                              107.7(3)                     4,016.2(c)
                                                                           (3,418.4)(4)   1,856.5                        6,814.2
Intangible assets, net..................    582.5                410.0      2,149.3(4)                      (157.6)(a)
                                                                              879.4(5)    4,021.2         (3,438.7)(c)     424.9
Deferred charges and other noncurrent
  assets................................    249.9      30.1       30.1       (107.7)(3)     202.4            (58.6)(a)
                                                                                                             (30.1)(c)     113.7
                                          --------   ------   --------    ---------      --------        ---------      --------
         Total assets...................  $5,786.4   $693.8   $1,073.6    $ 1,009.0      $8,562.8        $  (434.3)     $8,128.5
                                          ========   ======   ========    =========      ========        =========      ========
                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities.....................  $ 469.0    $ 12.0   $   80.5                   $  561.5        $  (177.9)(a)
                                                                                                             (80.5)(c)  $  303.1
Long-term obligations...................  1,000.2     358.7               $   420.0(1)
                                                                              (93.4)(2)   1,685.5             (1.4)(a)   1,684.1
Deferred income taxes...................    254.8      33.6                   879.4(5)    1,167.8                        1,167.8
Deferred credits........................     93.1                  3.9                       97.0            (11.9)(a)
                                                                                                              (3.9)(c)      81.2
                                          --------   ------   --------    ---------      --------        ---------      --------
         Total liabilities..............  1,817.1     404.3       84.4      1,206.0       3,511.8           (275.6)      3,236.2
                                          --------   ------   --------    ---------      --------        ---------      --------
Minority interests in consolidated
  wireless systems......................    157.0                  1.7                      158.7           (157.0)(a)
                                                                                                              (1.7)(c)       0.0
                                          --------   ------   --------    ---------      --------        ---------      --------
Stockholders' equity:
  6.00% Class B Mandatorily Convertible
    Preferred Stock, Series 1996........                                      500.0(1)      500.0                          500.0
  4.25% Class C Convertible Preferred
    Stock, Series 1996..................                                      580.0(1)      580.0                          580.0
  Common stock..........................      5.0                                             5.0                            5.0
  Additional paid-in capital............  3,887.1                                         3,887.1                        3,887.1
  Accumulated deficit...................   (105.9 )                                        (105.9 )                       (105.9)
  Cumulative translation adjustment.....     15.9                                            15.9                           15.9
  Other.................................     10.2                                            10.2                           10.2
  Stockholders' equity -- CCI...........              289.5                    (7.9)(2)
                                                                             (281.6)(4)       0.0
  Partners' capital -- New Par..........                         987.5       (987.5)(4)       0.0
                                          --------   ------   --------    ---------      --------        ---------      --------
         Total stockholders' equity.....  3,812.3     289.5      987.5       (197.0)      4,892.3              0.0       4,892.3
                                          --------   ------   --------    ---------      --------        ---------      --------
         Total liabilities and
           stockholders'
           equity.......................  $5,786.4   $693.8   $1,073.6    $ 1,009.0      $8,562.8        $  (434.3)     $8,128.5
                                          ========   ======   ========    =========      ========        =========      ========

See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)

                                                                                               AIRTOUCH/       PRO FORMA
                                         AS REPORTED                             PRO FORMA     U S WEST        CCI MERGER
                                ------------------------------       CCI            CCI      JOINT VENTURE        AND
                                AIRTOUCH   CCI(*)   NEW PAR(*)   ADJUSTMENTS      MERGER      ADJUSTMENTS       PHASE II
                                --------   ------   ----------   -----------     ---------   -------------     ----------
                                                                  (DOLLARS IN MILLIONS)
Operating revenues............  $ 448.9    $  0.0     $177.5                     $  626.4      $  (321.5)(b)
                                                                                                  (177.5)(d)    $  127.4
                                --------   ------    -------                     --------      ---------        --------
Operating expenses:
  Cost of revenues............    103.0                 34.0                        137.0          (65.0)(b)
                                                                                                   (34.0)(d)        38.0
  Selling and customer
    operations expenses.......    138.3                 52.6                        190.9          (93.7)(b)
                                                                                                   (52.6)(d)        44.6
  General, administrative, and
    other expenses............     93.3      63.4        9.2       $ (61.7)(11)     104.2          (43.2)(b)
                                                                                                    (9.2)(d)        51.8
  Depreciation and
    amortization expenses.....     65.0       0.4       23.2          (2.6)(6)                     (38.8)(b)
                                                                      27.3(8)       113.3          (47.9)(d)        26.6
                                --------   ------    -------       -------       --------      ---------        --------
Total operating expenses......    399.6      63.8      119.0         (37.0)         545.4         (384.4)          161.0
                                --------   ------    -------       -------       --------      ---------        --------
Operating income (loss).......     49.3     (63.8)      58.5          37.0           81.0         (114.6)          (33.6)
Equity in net income (loss) of
  unconsolidated wireless
  systems:
  Domestic....................     56.1      29.8                    (64.1)(7)       21.8           68.0(b)
                                                                                                    34.3(d)
                                                                                                    (1.9)(e)
                                                                                                    (3.5)(f)       118.7
  International...............     (7.1 )                                            (7.1)                          (7.1)
Minority interests in net
  (income) loss of
  consolidated wireless
  systems.....................     (8.5 )               (0.2)                        (8.7)          16.1(b)
                                                                                                     0.2(d)          7.6
Interest:
  Income......................      4.5       1.9        2.4                          8.8           (3.1)(b)
                                                                                                    (2.4)(d)         3.3
  Expense.....................     (8.4 )    (6.3)                    (7.5)(9)      (22.2)          (0.2)(b)       (22.4)
Miscellaneous income
  (expense)...................      7.7      (3.1)      (0.4)                         4.2            0.4(d)          4.6
                                --------   ------    -------       -------       --------      ---------        --------
Income (loss) before
  extraordinary item and
  income taxes................     93.6     (41.5)      60.3         (34.6)          77.8           (6.7)           71.1
Income taxes..................     41.4     (14.3)       1.3          11.7(10)       40.1           (1.3)(d)
                                                                                                    (0.6)(g)        38.2
                                --------   ------    -------       -------       --------      ---------        --------
Income (loss) before
  extraordinary item..........  $  52.2    $(27.2)    $ 59.0       $ (46.3)          37.7           (4.8)           32.9
                                ========   ======    =======       =======
Preferred dividends...........                                                       13.7                           13.7
                                                                                 --------      ---------        --------
Income attributable to common
  stockholders................                                                   $   24.0      $    (4.8)       $   19.2
                                                                                 ========      =========        ========
Income before
  extraordinary item per
  share.......................  $  0.10                                          $   0.05                       $   0.04
                                ========                                         ========                       ========
Weighted average shares
  outstanding (in
  thousands)..................  498,837                                           498,837                        498,837
                                ========                                         ========                       ========

- ---------------
 (*) Conformed to AirTouch's Statement of Income presentation.

See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                                               AIRTOUCH/       PRO FORMA
                                         AS REPORTED                             PRO FORMA     U S WEST        CCI MERGER
                                ------------------------------       CCI            CCI      JOINT VENTURE        AND
                                AIRTOUCH   CCI(*)   NEW PAR(*)   ADJUSTMENTS      MERGER      ADJUSTMENTS       PHASE II
                                --------   ------   ----------   -----------     ---------   -------------     ----------
                                                                  (DOLLARS IN MILLIONS)
Operating revenues............  $1,618.6   $  0.0     $660.3                     $2,278.9      $(1,188.7)(b)
                                                                                                  (660.3)(d)    $  429.9
                                --------   ------    -------                     --------      ---------        --------
Operating expenses:
  Cost of revenues............    372.9                133.4                        506.3         (231.0)(b)
                                                                                                  (133.4)(d)       141.9
  Selling and customer
    operations expenses.......    524.7                204.4                        729.1         (380.6)(b)
                                                                                                  (204.4)(d)       144.1
  General, administrative, and
    other expenses............    392.4      13.6       38.4                        444.4         (159.6)(b)
                                                                                                   (38.4)(d)       246.4
  Depreciation and
    amortization expenses.....    215.8       2.2       86.4       $ (10.2)(6)                    (127.6)(b)
                                                                     110.0(8)       404.2         (186.2)(d)        90.4
                                --------   ------    -------       -------       --------      ---------        --------
Total operating expenses......  1,505.8      15.8      462.6          99.8        2,084.0       (1,461.2)          622.8
                                --------   ------    -------       -------       --------      ---------        --------
Operating income (loss).......    112.8     (15.8)     197.7         (99.8)         194.9         (387.8)         (192.9)
Equity in net income (loss) of
  unconsolidated wireless
  systems:
  Domestic....................    188.2     101.3                   (207.1)(7)       82.4          242.4(b)
                                                                                                   100.5(d)
                                                                                                   (17.5)(e)
                                                                                                   (12.9)(f)       394.9
  International...............    (35.9 )                                           (35.9 )                        (35.9)
Minority interests in net
  (income) loss of
  consolidated wireless
  systems.....................    (36.5 )               (0.9)                       (37.4 )         56.4(b)
                                                                                                     0.9(d)         19.9
Interest:
  Income......................     34.9      15.1        8.8                         58.8          (12.3)(b)
                                                                                                    (8.8)(d)        37.7
  Expense.....................    (13.0 )   (27.5)      (0.1)        (68.0)(9)     (108.6 )          5.1(b)
                                                                                                     0.1(d)       (103.4)
Miscellaneous income
  (expense)...................     (5.5 )    16.1       (0.9)                         9.7           (1.7)(b)
                                                                                                     0.9(d)          8.9
                                --------   ------    -------       -------       --------      ---------        --------
Income before extraordinary
  item and income taxes.......    245.0      89.2      204.6        (374.9)         163.9          (34.7)          129.2
Income taxes..................    113.1      31.3        4.3         (54.4)(10)      94.3           (4.3)(d)
                                                                                                    (6.7)(g)        83.3
                                --------   ------    -------       -------       --------      ---------        --------
Income before extraordinary
  item........................  $ 131.9    $ 57.9     $200.3       $(320.5)          69.6          (23.7)           45.9
                                ========   ======    =======       =======
Preferred dividends...........                                                       54.7                           54.7
                                                                                 --------      ---------        --------
Income (loss) attributable to
  common stockholders.........                                                   $   14.9      $   (23.7)       $   (8.8)
                                                                                 ========      =========        ========
Income (loss) before
  extraordinary item per
  share.......................  $  0.27                                          $   0.03                       $  (0.02)
                                ========                                         ========                       ========
Weighted average shares
  outstanding (in
  thousands)..................  494,925                                           494,925                        494,925
                                ========                                         ========                       ========

- ---------------
(*) Conformed to AirTouch's Statement of Income presentation.

See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

CCI MERGER PRO FORMA

     Basis of Presentation. The 1996 Merger Agreement provides that at the Effective Time, and subject to election and allocation procedures, each share of CCI stock outstanding immediately prior to the Effective Time will be converted into the right to receive either (i) $55.00 in cash, (ii) a fraction of a share of the Company's 6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996 (the "AirTouch Class B Preferred Stock"), and a fraction of a share of the Company's 4.25% Class C Convertible Preferred Stock, Series 1996 (the "AirTouch Class C Preferred Stock") (such fractional shares of securities being referred to together as a "Unit") or (iii) a combination of cash and a fraction of a Unit. Approximately 28% of the CCI stock not held by AirTouch will be converted into the right to receive cash, and approximately 72% will be converted into the right to receive Units. The total number of shares of CCI stock to be converted into the right to receive Units and cash may be adjusted in order to maintain the tax-free nature of the transaction.

     Under the 1996 Merger Agreement, the aggregate amount of AirTouch Class B Preferred Stock to be issued in the CCI Merger (without regard to the conversion of CCI convertible debt (the "CCI Convertible Notes") or the exercise of options to purchase CCI stock ("CCI Options"), in each case after the Effective Time) may not exceed (i) $500 million divided by (ii) the volume-weighted average trading price of AirTouch's common stock over the fifteen trading day period ending on the second calendar day preceding the date on which the proxy statement is mailed to CCI stockholders (the quotient of (i) and (ii), the "Class B Maximum"). In the event that the number of shares of AirTouch Class B Preferred Stock to be issued in the CCI Merger would exceed the Class B Maximum, the composition of each Unit will be adjusted to increase the amount of AirTouch Class C Preferred Stock contained in a Unit and decrease the amount of AirTouch Class B Preferred Stock.

     Under the 1996 Merger Agreement, CCI Convertible Notes will be assumed by a subsidiary of AirTouch at the Effective Time. Each holder of CCI Options may exercise such options before the Effective Time, subject to certain election procedures, or after, subject to certain conversion procedures.

     Pro forma income before extraordinary item per share is calculated based on income before extraordinary item after deducting dividends of $54.7 million and $13.7 million for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively, for AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock, and on weighted average shares of 494.9 million and
498.8 million as of December 31, 1995 and March 31, 1996, respectively. The effect of convertible preferred stock, using the "if converted" method, is not considered since the effect of such shares is anti-dilutive. The effect of CCI Options and the CCI Convertible Notes has not been considered since the impact is immaterial.

     In the unaudited Pro Forma Condensed Combined Balance Sheet, (1) outstanding CCI Options have not been considered in the pro forma presentation since their impact is immaterial, (2) CCI Convertible Notes are assumed to not convert into CCI stock prior to the Effective Time and (3) amounts presented assume that 28% of the outstanding CCI stock would be exchanged for cash and that the Class B Maximum will be issued. Although there could be other possible combinations of cash and preferred stock as provided by the 1996 Merger Agreement, any combination other than the one assumed would not have a materially different impact from that shown by these Pro Forma Condensed Combined Financial Statements. Because the AirTouch Class C Preferred Stock can be redeemed for cash or converted into shares of common stock at the option of AirTouch, it is not considered to be mandatorily redeemable for financial reporting purposes.

     The purchase price, exclusive of expenses related thereto and the assumption of net CCI indebtedness, for the CCI Merger is summarized below (in millions of dollars):

        Cash................................................................  $  420
        Price for maximum AirTouch Class B Preferred Stock..................     500
        Price for AirTouch Class C Preferred Stock..........................     580
                                                                              ------
        Purchase price......................................................  $1,500
                                                                              ======

     For purposes of the Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1995, the mandatory redemption offer pursuant to the 1990 Merger Agreement ("MRO") is assumed to have occurred concurrently with the CCI Merger although it actually occurred in late October

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS -- (CONTINUED)

1995. For purposes of the Pro Forma Condensed Combined Statement of Income for the three months ended March 31, 1996, the AirTouch Replacement Option payment (as defined in the 1990 Merger Agreement) is assumed to have occurred concurrently with the CCI Merger although actually it occurred on January 4, 1996 (see Note 11).

     The CCI Merger will be accounted for by AirTouch under the purchase method of accounting in accordance with APB Opinion No. 16, and accordingly, this method of accounting has been applied in the Pro Forma Condensed Combined Financial Statements. The acquisition of CCI stock pursuant to the 1990 Merger Agreement was accounted for using the equity method of accounting.

     Under the purchase method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Estimates of the fair values of CCI and its subsidiaries' assets and liabilities have been combined with recorded values of the assets and liabilities of AirTouch and subsidiaries in the unaudited Pro Forma Condensed Financial Combined Statements. However, changes to adjustments included in the Pro Forma Condensed Combined Financial Statements are expected as valuations/appraisals of assets and liabilities are completed, and additional information becomes available. Although AirTouch cannot ascertain what the changes to pro forma adjustments will be, such changes could be material. In addition, the results of operations of CCI subsequent to March 31, 1996 will affect the allocation of the purchase price. Accordingly, actual amounts will differ from those in the Pro Forma Condensed Combined Financial Statements. Contingent payments, if any, associated with AirTouch Class B Preferred Stock will not affect the aggregate purchase price, since the contingency is based on changes in the volume-weighted average trading price of AirTouch Class B Preferred Stock.

  CCI Merger Pro Forma Adjustments

 1. Records the CCI Merger assuming the estimated professional fees of $7 million (primarily legal, investment bankers' and accountants' fees) related to the CCI Merger were paid using available cash. For Pro Forma Condensed Combined Financial Statement purposes, the as-reported values on CCI's Balance Sheet other than its investment in New Par have been estimated to approximate fair value.

 2. Applies CCI's reported cash balances toward payment of its estimated merger fees and the reduction of its long-term debt.

 3. Reclassifies AirTouch Replacement Option payment made on January 4, 1996 from deferred charges.

 4. Eliminates AirTouch's equity investment reflecting its equity interest in CCI pursuant to the 1990 Merger Agreement and CCI's investment in New Par. In addition, this entry allocates the full amount of the excess purchase price over the as-reported amounts on CCI's and New Par's Consolidated Balance Sheets to identifiable intangibles of New Par. Under the purchase method of accounting, the purchase price is based on the total cost of all equity acquired pursuant to the 1990 Merger Agreement and the 1996 Merger Agreement.

                                                                                 MARCH 31,
    AGGREGATE PURCHASE PRICE                                                       1996
    -------------------------------------------------------------------------    ---------
      (1) Pursuant to 1996 Merger Agreement (after adjustments)..............    $1,614.7
      (2) Pursuant to 1990 Merger Agreement..................................       810.7
                                                                                 ---------
    Total cost of acquisition................................................     2,425.4
    Less: Net assets acquired (net of adjustments)...........................       276.1
                                                                                 ---------
    Excess purchase price....................................................    $2,149.3
                                                                                  =======

 5. Records the deferred tax liability related to identifiable intangible assets other than goodwill and corresponding adjustment to goodwill (see entry 8). The Company is required to recognize deferred tax liabilities for the temporary differences between the initial assigned values to the identifiable intangible assets and their tax bases. The deferred tax liability will be amortized over the estimated useful lives of the relevant identifiable intangible assets. Goodwill is considered a residual and no related deferred tax liability is recognized.

 6. Adjusts New Par's as-reported depreciation expense to extend the lives of certain domestic cellular telecommunications equipment from seven years to ten years, to conform to AirTouch's useful lives.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS -- (CONTINUED)

 7. Reverses AirTouch's equity in net income of CCI and New Par and CCI's equity in net income of New Par for the year ended December 31, 1995 and the three months ended March 31, 1996.

 8. Records the amortization expense for identifiable intangible assets and goodwill. For purposes of calculating the amortization of intangibles, the Company has preliminarily estimated that approximately $191 million relates to subscriber lists and $1,951.3 million relates to FCC licenses. Amortization periods for subscriber lists and FCC licenses are five and forty years, respectively.

 9. Records interest expense incurred on $420 million of borrowings related to the CCI Merger and $710.4 million of borrowings related to the MRO and option payment, based on assumed average interest rates of 7.00% and 6.33%, respectively. The Company expects to face interest rates of approximately 7%, based on its long-term debt rating and Treasury yield, when the Company issues fixed rate debt in the third or fourth quarter of 1996. The Company anticipates using some of the proceeds from this debt issue to fund the CCI Merger. The rate of 6.33% represents average LIBOR for 1995 plus 30 basis points. Interest on the amount used to fund the MRO is based on the terms of the Company's unsecured $2 billion, five-year revolving credit facility. The effect of a 1/8% change in interest rates on interest expense to pro forma net income of the Company is immaterial.

10. Records net income tax effects on the relevant pro forma items arising from the CCI acquisition at the combined statutory rate of 41.05%. Pro forma adjustments to the Condensed Combined Statements of Income include interest, depreciation and amortization expenses. Except for amortization of goodwill, these adjustments were tax effected at the statutory rate to produce net tax expense of $54.4 million and $11.7 million for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

11. Reverses compensation expense recorded by CCI in connection with cancellation of stock options, which options were acquired by AirTouch.

PHASE II OF AIRTOUCH/U S WEST JOINT VENTURE PRO FORMA

     Basis of Presentation. In July 1994, AirTouch and U S WEST entered into an agreement to combine their domestic cellular properties into a joint venture in a multi-phased transaction. Phase I of the transaction commenced on November 1, 1995, and had no immediate financial accounting presentation impact. In Phase II, the partners will combine their domestic properties into a joint venture, subject to obtaining certain required consents and authorizations. AirTouch believes that Phase II is a probable transaction. The most significant effect of Phase II is the deconsolidation of AirTouch's domestic cellular interests and the use of the equity method of accounting for its investment in the joint venture.

     The Pro Forma Condensed Combined Financial Statements assume that all of AirTouch's domestic cellular properties (including the properties acquired in the Merger) are contributed to the joint venture at the beginning of Phase II. Similarly, all domestic cellular properties of U S WEST are assumed to be contributed to the joint venture. The Pro Forma Condensed Combined Financial Statements exclude the PCS Partnership since its inclusion is solely at the option of U S WEST and could occur as late as mid-1998, and the effect of the contribution to the relative ownership interest of the partners is not readily determinable. The assumed ownership interests for AirTouch and U S WEST approximate 74% and 26%, respectively, pursuant to a computation set forth in the joint venture agreement.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS -- (CONTINUED)

     The following is selected pro forma financial information as of December 31, 1995 and March 31, 1996 and the periods then ended for the AirTouch/U S WEST joint venture:

                        AIRTOUCH/U S WEST JOINT VENTURE
                    SUMMARY PRO FORMA FINANCIAL INFORMATION

                                                               DECEMBER 31,     MARCH 31,
                                                                   1995           1996
                                                               ------------     ---------
        OPERATING RESULTS
        Operating revenues...................................    $2,790.2       $  762.9
        Operating income.....................................    $  534.9       $  164.6
        Net income from operations...........................    $  562.1       $  173.2
        BALANCE SHEET
        Total assets.........................................    $6,893.3       $6,806.3
        Total partners' capital..............................    $5,939.4       $6,084.0

     Pro forma net income per share is calculated based on income before extraordinary items after deducting dividends of $54.7 million and $13.7 million for AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock, and assumes 494.9 million and 498.8 million weighted average shares outstanding as of December 31, 1995 and March 31, 1996, respectively. The effect of convertible preferred stock and convertible debt, using the "if converted" method, is not considered since the effect of such shares is anti-dilutive. The CCI options have not been considered in pro forma presentation since their impact is immaterial.

  Phase II Pro Forma Adjustments

     a. Converts AirTouch's as reported investment in domestic cellular net assets (before the CCI transaction) contributed to the joint venture to the equity method of accounting.

     b. Converts to the equity method of accounting AirTouch's as reported domestic cellular consolidated 1995 and first quarter 1996 results of operations.

     c. Converts to the equity method of accounting AirTouch's interest in New Par's as reported net assets (after the CCI Merger), including the related intangibles.

     d. Converts to the equity method of accounting AirTouch's interest in New Par's 1995 and first quarter 1996 as reported results of operations, including the amortization of intangibles arising from the CCI Merger.

     e. Reduces AirTouch's as reported income in its domestic cellular properties to reflect its ownership interest in the joint venture.

     f. Adjusts AirTouch's share of the joint venture's net income for the amortization of the implied goodwill (the difference between book value of AirTouch's net assets (after the CCI Merger) contributed to the joint venture and AirTouch's proportionate share of the pro forma combined net assets of the joint venture at December 31, 1995 and March 31, 1996). The amortization period for implied goodwill is 40 years.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS -- (CONTINUED)

                                                                     DECEMBER 31,   MARCH 31,
                                                                         1995         1996
                                                                     ------------   ---------
    Book value of assets contributed by AirTouch...................    $4,910.5     $5,065.4
    Book value of assets contributed by U S WEST...................     1,028.9      1,018.6
                                                                     ------------   ---------
    Combined book values contributed...............................    $5,939.4     $6,084.0
                                                                     ==========      =======
    AirTouch's share of combined book values @ 74%.................     4,395.2      4,502.2
    Book value of the Company's contribution.......................     4,910.5      5,065.4
                                                                     ------------   ---------
    Implied goodwill...............................................    $  515.3     $  563.2
                                                                     ==========      =======
    Annual amortization expense....................................    $   12.9     $   14.1
                                                                     ==========
                                                                                    ---------
    Quarterly amortization expense.................................                 $    3.5
                                                                                     =======

     g. Records net income tax effects on the relevant pro forma items arising from Phase II at the statutory rate of 41.05%.